UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
 ______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2014
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LIFEVANTAGE CORPORATION (Exact name of registrant as specified in its charter)
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Colorado	001-35647	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9785 S. Monroe Street, Suite 300, Sandy, UT		84070
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement
On May 30, 2014, LifeVantage Corporation (the "Company") entered into a Services Agreement (the "Services Agreement") with IntegraCore, LLC ("IntegraCore"). The Services Agreement is effective as of June 1, 2014. Under the terms of the Services Agreement, IntegraCore will continue to provide the Company with services relating to the management of its supply chain, including fulfillment, procurement, warehousing, ordering, processing and shipping. The Services Agreement sets fixed prices for IntegraCore's services through the term of the Services Agreement. The initial term of the Services Agreement is thirty six months. The Services Agreement automatically renews after the initial term for successive one month periods. Either party may terminate the Services Agreement by providing written notice to the other party at least 45 days prior to the completion of the initial term or any renewal period.

On May 30, 2014, the Company entered into a commercial supply agreement (the "Supply Agreement") with Wasatch Product Development, LLC ("Wasatch"). Under the terms of the Supply Agreement, Wasatch will continue to manufacture the Company's TrueScience line of skin care products in accordance with the Company's product specifications. The Supply Agreement sets fixed prices for the manufacturing of the Company's products through the term of the Supply Agreement. The initial term of the Supply Agreement is three years and automatically renews for additional one year terms until terminated. Either party may terminate the Supply Agreement by providing written notice of non-renewal at least 90 days prior to the expiration of the initial term or any renewal term. Additionally, the Company may terminate the Supply Agreement at any time by providing three months' prior written notice to Wasatch.

The foregoing summaries of the Services Agreement and the Supply Agreement do not purport to be complete and are qualified in their entirety by reference to the Services Agreement or the Supply Agreement, which the Company plans to file as exhibits to its next annual report on Form 10-K.

Item 8.01	Other Events
On June 3, 2014, the Company issued a press release announcing, among other things, that its board of directors has authorized the repurchase of up to $4 million of the Company’s common stock and a $12 million accelerated debt repayment. A copy of the press release is attached as Exhibit 99.1 to this report.

The information furnished in this Item 8.01 and the exhibit hereto shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits
(d)

Exhibit Number	Description
99.1	Press release issued by the Company on June 3, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 3, 2014	LIFEVANTAGE CORPORATION By: /s/ Rob Cutler Name: Rob Cutler Title: General Counsel